As filed with the Securities and Exchange Commission on May 6, 2015

Registration No. 333- 127456

Registration No. 333-166695

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT (No. 333-127456)

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT (No. 333-166695)

UNDER THE SECURITIES ACT OF 1933

GUARANTY BANCORP

(Exact name of registrant as specified in its charter)

Delaware	41-2150446
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1331 Seventeenth Street, Suite 200
Denver, Colorado 80202
(303) 675-1194

(Address of Principal Executive Offices Including Zip Code)

Guaranty Bancorp Amended and Restated 2005 Stock Incentive Plan

(Full title of Plans)

Christopher G. Treece, Executive Vice President,
Chief Financial Officer and Secretary
1331 Seventeenth Street, Suite 200
Denver, Colorado 80202

(Name and address of agent for service)

(303) 675-1194

(Telephone number, including area code, of agent for service)

Copy to:

Christian E. Otteson
Bieging Shapiro & Barber LLP
4582 South Ulster Street Parkway, Suite 1650
Denver, Colorado 80237
Telephone: (720) 488-0220
Facsimile: (720) 488-7711

TERMINATION OF REGISTRATION

This Post-Effective Amendment to Form S-8 (this “Post-Effective Amendment”) relates to the following Registration Statements on Form S-8 of Guaranty Bancorp (the “Company”):

Registration No. 333-127456 filed with the Securities and Exchange Commission on August 11, 2005 (the “2005 Registration Statement”): As adjusted for the Company’s 1-for-5 reverse stock split on May 20, 2013, the 2005 Registration Statement registered 500,000 shares of the Company’s voting common stock, par value $0.001 per share (“Common Stock”), pursuant to the Guaranty Bancorp Amended and Restated 2005 Stock Incentive Plan (the “2005 Plan”); and

Registration No. 333-16695 filed with the Securities and Exchange Commission on May 10, 2010 (the “2010 Registration Statement”): As adjusted for the Company’s 1-for-5 reverse stock split on May 20, 2013, the 2010 Registration Statement registered 1,200,000 shares of the Company’s Common Stock pursuant to the 2005 Plan.

The 2005 Plan has expired by its terms, and this Post-Effective Amendment is being filed to deregister, as of the date of its filing, all 442,272 shares of Common Stock that were previously registered under the 2010 Registration Statement but that had not been awarded as of the date of the 2005 Plan’s expiration, and to terminate the effectiveness of the 2005 Registration Statement and the 2010 Registration Statement.

Effective upon filing of this Post-Effective Amendment no securities will remain registered under the 2005 Registration Statement or the 2010 Registration Statement for issuance under the 2005 Plan.

FILING FEE OFFSET

Contemporaneously with the filing of this Post-Effective Amendment, the Company is filing a Registration Statement on Form S-8 (the “New Registration Statement”) to register shares issuable under another of its employee benefit plans.  In accordance with Rule 457(p) under the U.S. Securities Act of 1933, as amended (the “Securities Act”), this Post-Effective Amendment is also being filed to carry over to the New Registration Statement the $241.40 portion of the registration fee previously paid by the Company in connection with the 2010 Registration Statement to register 442,272 shares of Common Stock.

SIGNATURES

Pursuant to the requirements of the Securities Act the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City and County of Denver, State of Colorado, on May 6, 2015.

GUARANTY BANCORP

By:	/s/ CHRISTOPHER G. TREECE
Christopher G. Treece
Executive Vice President, Chief Financial Officer and Secretary

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 POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul W. Taylor and Christopher G. Treece, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ PAUL W. TAYLOR	President and Chief Executive Officer (Principal Executive Officer) and Director	May 6, 2015
Paul W. Taylor

/s/ CHRISTOPHER G. TREECE	Executive Vice President, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	May 6, 2015
Christopher G. Treece

/s/ EDWARD B. CORDES	Chairman of the Board and Director	May 6, 2015
Edward B. Cordes

/s/ JOHN M. EGGEMEYER	Director	May 6, 2015
John M. Eggemeyer

/s/ KEITH R. FINGER	Director	May 6, 2015
Keith R. Finger

/s/ STEPHEN D. JOYCE	Director	May 6, 2015
Stephen D. Joyce

/s/ GAIL H. KLAPPER	Director	May 6, 2015
Gail H. Klapper

/s/ STEPHEN G. MCCONAHEY	Director	May 6, 2015
Stephen G. McConahey

/s/ W. KIRK WYCOFF	Director	May 6, 2015
W. Kirk Wycoff

/s/ ALBERT C. YATES	Director	May 6, 2015
Albert C. Yates

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